SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2011

RARUS MINERALS INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-168925	27-3015109
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2850 W. Horizon Ridge Parkway Suite 200 Henderson, NV 89052 (Address of principal executive offices) Phone: (702) 430-4610 Fax: (702) 430-4501 (Registrant’s Telephone Number)

Copy of all Communications to:

Parsons, Burnett, Bjordahl, Hume, LLP

1850 Skyline Tower

10900 NE 4th St.

Bellevue, WA  98004

(425) 451-8036; (425) 451-8568 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RARUS MINERALS INC.

Form 8-K

Current Report

Item 4. Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 18, 2011, Rarus Minerals Inc. (the “Company”) engaged M&K CPAs PLLC, an independent registered public accounting firm, as the Company’s new principal independent accountant and dismissed PLS CPAs Inc. this same day.

PLS CPAs Inc. performed the audit the Company's financial statements for the period from June 24, 2010 (date of inception) through June 30, 2010; and the full fiscal year ending June 30, 2011 and was engaged by the Company as its independent accountant until October 18, 2011.

PLS CPAs Inc.'s report for the audited periods did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, other than reflecting an uncertainty as to the Company’s ability to continue as a going concern.

The decision to change our principal independent accountant was approved by the board of directors of the Company.

There were no disagreements with the former accountant, on any matter of accounting principal or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years and the subsequent interim period through the date of dismissal on October 18, 2011.

We provided PLS CPAs Inc. with a copy of this Current Report on Form 8-K/A prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K/A, and if not, stating the aspects with which they do not agree. A revised  letter from PLS CPAs Inc. is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

M&K CPAs PLLC were not engaged by the Company during the two most recent fiscal years as either principal accountant to audit our financial statements or as a consultant.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit 16.1 – Revised letter from PLS CPAs Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARUS MINERALS INC.

Date:  October 25, 2011

By: /s/ Manfred Ruf

Manfred Ruf

President & CEO, Director